Exhibit 99.1

MACERICH ANNOUNCES VOTING RESULTS
FROM ANNUAL STOCKHOLDER MEETING

Board of Directors to Declassify Immediately

SANTA MONICA, Calif., May 28, 2015 — The Macerich Company (NYSE: MAC) today announced that, at its 2015 annual meeting of stockholders held earlier today, new independent directors John H. Alschuler and Steven R. Hash were elected by a majority of votes cast.

Independent directors Stanley A. Moore and Douglas D. Abbey did not receive a majority of votes cast for re-election and have tendered their resignations as required under the company’s corporate governance guidelines. The board of directors has accepted the resignations of Messrs. Moore and Abbey.  The company also reduced the size of the board from 12 directors to 10.

Arthur Coppola, chairman and chief executive officer of Macerich, stated, “On behalf of the entire board of directors, I want to thank Stan and Doug for their years of service and dedication to Macerich. We appreciate their contributions to the business, and we wish them well in their future endeavors.”

Also at the meeting today, stockholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm.  Stockholders approved the advisory vote regarding the compensation of the company’s named executive officers.

Separately, the company also announced today that its board of directors has determined to declassify, effective immediately.

Mr. Coppola added,  “We appreciate the feedback from stockholders and will continue to take action to enhance corporate governance.  Our commitment to governance enhancement is demonstrated by the recent termination of the stockholder rights plan and the addition of two new independent directors - John H. Alschuler and Steven R. Hash - as well as the board’s decision to declassify effective immediately. We are confident that these corporate governance changes are in the best interests of all Macerich stockholders, and we remain focused on executing our strategy to position Macerich as the premier pure-play high end mall REIT with multiple avenues for further growth and value creation.”

Final results will be certified and filed with the Securities and Exchange Commission.

About Macerich

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Forward-Looking Statements

Note:  This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as  “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

Contacts

John Perry, Senior Vice President-Investor Relations, 424-229-3345

Jean Wood, Vice President-Investor Relations, 424-229-3366

Andrew Siegel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449